UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2011

1-12340

(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the Offering (as defined in Item 8.01 below) by Green Mountain Coffee Roasters, Inc. (the “Company”) and pursuant to the pre-emptive rights of Luigi Lavazza S.p.A., an Italian corporation (“Lavazza”), set forth in Section 10.3 of the Common Stock Purchase Agreement dated August 10, 2010 (the “SPA”) between the Company and Lavazza, Lavazza has agreed to purchase 525,638 shares of Common Stock at a purchase price of $68.3375 per share. In addition, Lavazza has agreed to acquire an additional approximately 82,704 shares of Common Stock at the same purchase price in the event the underwriters in the Offering exercise their option to purchase additional shares to cover overallotments. The shares will be acquired pursuant to the Common Stock Purchase Agreement (the “Supplemental SPA”) entered into between the Company and Lavazza on May 6, 2011, which provides that the shares will be deemed to be “Additional Shares” as such term is defined in the SPA. The closings under the Supplemental SPA are subject to customary closing conditions, and the purchase of the initial 525,638 shares is expected to close on May 11, 2011.

The description of the Supplemental SPA above is qualified in its entirety by reference to the full text of the Supplemental SPA filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 3.02	Sale of Unregistered Securities.

The information set forth in Item 1.01 above is hereby incorporated by reference in this Item 3.02. The exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), for the sale of the shares to Lavazza is based on Section 4(2) of the Securities Act.

Item 8.01	Other Events.

On May 5, 2011, the Company entered into an underwriting agreement (the “Underwriting Agreement”) by and among Merrill Lynch, Pierce, Fenner & Smith Incorporated and each other underwriter listed on Schedule A thereto (the “Underwriters”), the selling stockholders listed on Schedule B thereto (the “Selling Stockholders”) and the Company related to a public offering (the “Offering”) of 8,600,000 shares of the Company’s Common Stock at a price to the public of $71.00 per share pursuant to a registration statement on Form S-3 (File No. 333-160974) and a related prospectus supplement. The Company is offering 8,189,544 shares of Common Stock in the Offering, and the Selling Stockholders are offering an aggregate of 410,456 shares of Common Stock in the Offering. In addition, the Company granted the Underwriters an option exercisable for 30 days from the date of the Underwriting Agreement to purchase, at the public offering price less any underwriting discounts and commissions, up to an additional 1,290,000 shares of Common Stock to cover overallotments, if any. Subject to customary closing conditions, the Offering is expected to close on May 11, 2011.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

An opinion dated May 5, 2011 regarding the legality of the issuance and sale of the Common Stock in the Offering is filed as Exhibit 5.1 hereto.

A copy of the Company’s press release announcing the pricing of the Offering is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated May 5, 2011, by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and each other underwriter listed on Schedule A thereto and the selling stockholders listed on Schedule B thereto.

5.1	Opinion of General Counsel of the Company.

10.1	Common Stock Purchase Agreement, dated May 6, 2011 by and between the Company and Luigi Lavazza S.p.A.

23.1	Consent of General Counsel of the Company (included in Exhibit 5.1 above).

99.1	Press Release dated May 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:	/s/ Frances G. Rathke
Frances G. Rathke
Chief Financial Officer

Date: May 6, 2011

Index to Exhibits

1.1	Underwriting Agreement, dated May 5, 2011, by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and each other underwriter listed on Schedule A thereto and the selling stockholders listed on Schedule B thereto.

5.1	Opinion of General Counsel of the Company.

10.1	Common Stock Purchase Agreement, dated May 6, 2011 by and between the Company and Luigi Lavazza S.p.A.

23.1	Consent of General Counsel of the Company (included in Exhibit 5.1 above).

99.1	Press Release dated May 5, 2011.